UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

September 29, 2004

Date of Report (Date of earliest event reported)

Corio, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-31003	77-0492528
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

959 Skyway Road, Suite 100, San Carlos, CA 94070

(Address of principal executive offices) (Zip Code)

(650) 232-3000

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 – Registrant’s Business and Operations

Item 1.01 Entry into a Material Definitive Agreement

Agreement with Avaya

Corio, Inc. (the “Company”) entered an agreement with Avaya Inc. on September 29, 2004 whereby Avaya agreed to pay the Company an aggregate of $2,600,000 ($1,300,000 by September 30, 2004 and $1,300,000 in October 2004) in return for the Company’s release of claims it may have under its Application Services Agreement formerly with Expanets, Inc. but assumed by Avaya in connection with Avaya’s purchase of assets of Expanets. The Company received the first payment of $1,300,000 on September 30, 2004, and the Company intends to record revenue for these payments in the period that they are received.

Amendment to Change in Control Agreements

The Company has had in place for some time change in control agreements with certain of its executive officers, including Parmeet Chaddha, Senior Vice President, Corio Technologies, Arthur Chiang, Senior Vice President, Corporate Development and Investor Relations, Sal Jamil, Executive Vice President, Chief Operating Officer, and John Ottman, Executive Vice President, Worldwide Markets. These agreements provide that, in the event the Company terminates the individual’s employment within one year following a change in control, the individual would be entitled to acceleration of an additional year of vesting of options. The Company has had in place a change in control agreement with each of George Kadifa, Chairman, President and Chief Executive Officer, and Brett White, Executive Vice President, Chief Financial Officer, that provides that, in the event the company terminates such individual’s employment within one year following a change in control, the individual would be entitled to accelerated vesting of the greater of an additional year of vesting of options and vesting of one-half of unvested options. Prior to the amendment discussed below, each of the abovementioned change in control agreements would terminate by its terms on December 31, 2004. Effective October 4, 2004, however, the Company amended each such change in control agreement to extend the termination date from December 31, 2004 to December 31, 2007 and to add severance benefits in the event of a termination within one year following a change in control, equal to six months of salary continuation for Parmeet Chaddha, Arthur Chiang, Sal Jamil and John Ottman and twelve months of salary continuation for Brett White. George Kadifa already has an agreement in place that provides for salary continuation severance benefits in the event of involuntary termination without cause.

Amendment to Wells Fargo Bank Credit Agreement

The Company entered into a Second Amendment to Credit Agreement with Wells Fargo Bank, National Association, on September 30, 2004, whereby Wells Fargo waived any default rights it may have with respect to an anticipated covenant breach by the Company related to the Company’s EBITDA covenant in its Credit Agreement with Wells Fargo for the period ending September 30, 2004. The Second Amendment also increased the Company’s liquidity requirements in the Credit Agreement from $20,000,000 to $22,000,000.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, Corio, Inc. has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 4, 2004

CORIO, INC.

By:	/s/ George Kadifa
George Kadifa,
Chairman and Chief Executive Officer